EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated August 18, 2000 accompanying the consolidated financial statements of LecTec Corporation included in the Annual Report on Form 10-K for the year ended June 30, 2000, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement (Form S-8) of the aforementioned report.


/s/ Grant Thornton LLP


Minneapolis, Minnesota
September 4, 2001